As filed with the Securities and Exchange Commission on May 7, 2012 Registration No. 333-180977

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2 to

Form S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ELEPHANT TALK COMMUNICATIONS CORP.

(Exact name of registrant as specified in charter)

Delaware

(State or jurisdiction of incorporation or organization)

95-4557538

(I.R.S. Employer Identification No.)

Schiphol Boulevard 249

1118 BH Schiphol

The Netherlands

31 20 6535916

(Address, including zip code, and telephone number, including area code,

of registrant’s principal executive offices)

Steven van der Velden

c/o Ellenoff Grossman & Schole LLP

150 East 42nd Street, 11th Floor

New York, New York 10010

Attn: Barry I. Grossman, Esq.

(Name, address including zip code, and telephone number, including area code, of agent for service)

Copies to:

Barry I. Grossman, Esq.

Sarah E. Williams, Esq.

Ellenoff Grossman & Schole LLP

150 East 42nd Street

New York, New York 10017

(212) 370-1300

Fax: (212) 370-7889

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act of 1933, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act of 1933, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. (Check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company☐
(Do not check if a smaller reporting company)

EXPLANATORY NOTE

The sole purpose of this Amendment No. 2 to the Registration Statement on Form S-3 (File No. 333- 180977) of Elephant Talk Communications Corp., as amended, is (1) to clarify Mr. Mark Nije’s position as the Principal Financial and Accounting Officer on the signature page and (2) to refile Exhibit 23.1. No other changes have been made to the Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The expenses payable by us in connection with this offering are as follows:

SEC registration fee	$$1,930.02
Legal fees and expenses	$25,000
Printing fees	$$2,000
Accounting fees and expenses	$$8,000
Miscellaneous	$$1,000

Total	$37,930.02

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

ITEM 16. EXHIBITS.

Exhibit No.	Description

3.1	Amended and Restated Articles of Incorporation, incorporated by reference to exhibit to our Definitive Proxy Statement on Schedule 14A on December 28, 2007.

3.2	Amended and Restated By-Laws incorporated by reference exhibit to our Current Report on Form 8-K on January 22, 2008.

3.3	Amended and Restated Articles of Incorporation, filed with the State of California on June 10, 2008. incorporated by reference to exhibit to our Current Report on Form 8-K on June 12, 2008

3.4	Agreement and Plan of Merger between Elephant Talk Communication Corp, a Delaware corporation and Elephant Talk Communications, Inc., a California corporation, Incorporated by reference to Appendix A to the Company's Definitive Proxy Statement filed on July 26, 2011.

3.5	Certificate of Merger incorporated by reference to exhibit to our Current Report on Form 8-K on October 4, 2011

3.6	Certificate of Incorporation of Elephant Talk Communication Corp., a Delaware corporation, incorporated by reference to Appendix B to the Company's Definitive Proxy Statement filed on July 26, 2011.

3.7	Bylaws of Elephant Talk Communication Corp., a Delaware corporation, incorporated by reference to Appendix C to the Company's Definitive Proxy Statement filed on July 26, 2011.

5.1	Opinion of Ellenoff Grossman & Schole LLP***

10.1	Securities Purchase Agreement by and among the Company and certain purchasers dated March 29, 2012; **

10.2	Form of Secured Convertible Note issued to certain purchasers dated March 29, 2012**

10.3	Security Agreement by and among the Company and its subsidiaries and certain purchasers dated March 29, 2012**

10.4	Form of Escrow Agreement by and among the Company, certain purchasers and Wells Fargo Bank, National Association dated March 29, 2012; **

10.5	Subsidiary Guaranty by and among the company and its subsidiaries and certain purchasers dated March 29, 2012**

10.6	Registration Rights Agreement by and among the Company and certain purchasers dated March 29, 2012;

23.1	Consent of independent registered public accounting firm*

23.2	Consent of Ellenoff Grossman & Schole LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page)

* filed herein

** incorporated by reference to Exhibits 10.28 to 10.33 to our annual report on Form 10-K filed on March 30, 2012.

*** previously filed

ITEM 17. UNDERTAKINGS.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided however, that:

(A) Paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

(B) Paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or a prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of this registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(5) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of 1934, as amended, or the Exchange Act, (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on May 7, 2012.

ELEPHANT TALK COMMUNICATIONS CORP.

By:	/s/ Steven van der Velden
Name:	Steven van der Velden
Title:	President and Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

We, the undersigned officers and directors of Elephant Talk Communications Corp., hereby severally constitute and appoint Steven van der Velden and Mark Nije and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Person	Capacity	Date

/s/ Steven van der Velden	Chairman of the Board and Director	May 7, 2012
Steven van der Velden	(Principal Executive Officer)

/s/ Mark Nije	Chief Financial Officer	May 7, 2012
Mark Nije	(Principal Financial and Accounting Officer)

/s/ Johan Dejager	Director	May 7, 2012
Johan Dejager

/s/ Rijkman Groenink	Director	May 7, 2012
Rijkman Groenink

/s/ Phil Hickman	Director	May 7, 2012
Phil Hickman

/s/ Jacques Kerrest	Director	May 7, 2012
Jacques Kerrest

/s/ Charles Levine	Director	May 7, 2012
Charles Levine

/s/ Martin Zuurbier	Operations, Chief Technical Officer, Director.	May 7, 2012
Martin Zuurbier

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